UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March  20, 2009

DOMINION MINERALS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-52696 (Commission File Number)	22-3091075 (IRS Employer Identification #)
410 Park Avenue, New York, NY 10022 (Address of Principal Executive Office)

(212) 231-8171

(Registrant’s telephone number, including area code)

75 Rockefeller Plaza, Suite 1817, New York, NY  10019

(Former name, former address and former fiscal year, if changed since last report)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)

On March 20, 2009, Mr. Manuel Jose Paredes Arias resigned from the Board of Directors of Dominion Minerals Corp. (“Company”) and from the position of Chief Executive Officer of the Company.  The resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.  Mr. Paredes became a director and Chief Executive Officer of the Company on February 5, 2009.  He was paid a salary for the period from February 5, 2009 through March 20, 2009 at the rate of $15,000 per month.  The 833,000 shares of common stock of the Company received by him were returned to the Company for cancellation.

Mr. Pinchas Althaus, the current Chairman of the Board, resumed the position of the Company’s Chief Executive Officer, in which position he had previously served from February of 2007 until February 5, 2009.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MINERALS CORP.

Date:	March 20, 2009	By:	/s/ Diego E. Roca
Diego E. Roca
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 20, 2009

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